Schedule I
Information with Respect to Executive Officers and Directors of the Undersigned

The following sets forth as to each of the executive officers and directors of the undersigned: his name; his business address; his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless specified, the principal employer of each such individual is Legacy Housing, LTD., Federal Investors Servicing, LTD., Federal Investors Management, LLC, GPLH, LC, Shipley Brothers, LTD, K-Shipley, LLC, D-Shipley, LLC, and/or B-Shipley, LLC.
      Legacy Housing, GPLH, and Curt Hodgson each has its principal business office and receives its mail at 15400 Knoll Trail, Suite 101, Box 25, Dallas, Texas 75248. Shipley Brothers, FI-Servicing, FI-Management, K-Shipley, D-Shipley, B-Shipley, Kenny Shipley, Doug Shipley, and Billy Shipley each has its principal business office at 2501 E. Lubbock Highway, Levelland, Texas 79336; and receives its mail at PO Box 749, Levelland, Texas 79336.
      Each such individual identified below is a citizen of the United States. To the knowledge of the undersigned, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws.

Legacy Housing, LTD.
	GPLH, LC			General Partner
      Kenneth E. Shipley		Limited Partner
      Curtis D. Hodgson		Limited Partner
      Billy J. Shipley		Limited Partner
      Douglas M. Shipley		Limited Partner

GPLH, LC.
	Curtis Hodgson		Vice President and Secretary
	Kenneth E. Shipley		President and Assistant Secretary

Shipley Brothers, LTD.
	K-Shipley, LLC		General Partner
	D-Shipley, LLC		General Partner
	B-Shipley, LLC		General Partner
	Kenneth E. Shipley		Limited Partner
	Douglas M. Shipley		Limited Partner
	Billy J. Shipley		Limited Partner


Federal Investors Servicing, LTD
	Federal Investors Management, LC	General Partner
	Kenneth E. Shipley				Limited Partner
	Douglas M. Shipley				Limited Partner
	Billy J. Shipley				Limited Partner

Federal Investors Management, LC
	Kenneth E. Shipley		President
	Billy J. Shipley		Vice President
	Douglas M. Shipley		Secretary

K-Shipley, LLC.
 	Kenneth E. Shipley		President and sole shareholder/member

D-Shipley, LLC
	Douglas M. Shipley		President and sole shareholder/member

B-Shipley, LLC
	Billy J. Shipley		President and sole shareholder/member